Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT (the “Amendment”) is made effective as of the 1st day of July, 2021 (the “Effective Date”), by and between 1222 DEMONBREUN, LP, a Texas limited partnership (“Landlord”), and REVANCE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Office Lease agreement dated November 19, 2020, as amended by that certain Amendment to Lease dated January 4, 2021 (collectively, the “Lease”) with respect to certain premises containing 40,661 rentable square feet (the “Initial Premises”) located in the building known as 1222 Demonbreun at Gulch Union, Nashville, Tennessee, as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease to expand the Premises to include 30,591 rentable square feet on the 19th floor of the Building in the area outlined in red on Exhibit A, attached (the “Expansion Premises”) upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows, with all capitalized terms used herein and not otherwise defined having the same meaning as set forth in the Lease:

1.The Expansion Delivery Date shall be the Effective Date.

2.Landlord shall deliver the Expansion Premises to Tenant on the Expansion Delivery Date with the Base Building completed in accordance with the Base Building Specifications. Landlord shall provide Tenant a construction allowance for the Expansion Premises in the amount of $2,294,325 ($75.00 per rentable square foot) (the “Expansion Allowance”). Tenant shall complete its leasehold improvements to the Expansion Premises (the “Expansion Improvements”) and the Expansion Allowance shall be paid, all as set forth in Exhibit D to the Lease (the “Work Letter”). Except as expressly provided herein, Landlord has no obligation to make alterations or improvements to the Expansion Premises or the Project or to contribute to the cost of the Expansion Improvements or any other improvements to the Expansion Premises desired by Tenant except for funding of the Expansion Allowance pursuant to the Work Letter.

3.The Expansion Commencement Date shall be the earlier to occur of:
(a) occupancy of any portion of the Expansion Premises; and (b) October 1, 2022. Tenant may have access to the Expansion Premises for the purpose of installing information systems and trade fixtures, furnishings and equipment prior to the Expansion Commencement Date without paying rent.

4.Effective on the Expansion Commencement Date, the Premises shall be expanded to include the Expansion Premises. The Lease currently expires on November 30, 2033. The Term of the Lease shall be extended as needed so that it expires one hundred forty-seven (147) months following the Expansion Commencement Date.

Initials: BB JA DS

5.The Basic Rent payable with respect to the Expansion Premises is set forth on Exhibit B-1, attached. The Basic Rent with respect to the Initial Premises for the term extending beyond the Initial Premises Lease Expiration Date of November 30, 2033 shall be at the same Basic Rent per rentable square foot as the Expansion Premises. The Basic Rent payable with respect to the Initial Premises beyond November 30, 2033 is set forth on Exhibit B-2, attached. Following the Expansion Commencement Date, the parties shall execute an agreement confirming the Expansion Commencement Date, the date the term expires, and the rent schedule for the Initial Premises for the period of time after November 30, 2033.

6.Effective on the Expansion Commencement Date, Tenant’s Share shall be increased to 21.56%, which is the percentage obtained by dividing (a) the 71,252 square feet of Premises Rentable Area by (b) the 330,475 rentable square feet in the Project.

7.The Security Deposit is hereby increased by $130,919.05, which Tenant shall pay Landlord upon execution of this Amendment.

8.Within fifteen (15) days of execution of this Amendment, Tenant shall deliver to Landlord a supplemental letter of credit (the “Expansion Letter of Credit”) in the amount of $1,462,500.00 (the “Expansion LC Amount”). Addendum #1 to the Lease shall govern the Expansion Letter of Credit except that with the respect to the Expansion Letter of Credit, Section H shall be replaced with the following:

Commencing on the later to occur of (1) the date the FDA approves daxibotulinumtoxinA for Injection (DAXI), and (2) the first day of Month 28 following the Expansion Commencement Date (the “Expansion LOC Reduction Date”), the Expansion LC Amount shall be reduced by $190,125 on the Expansion Reduction Date and each anniversary of the Expansion LOC Reduction Date thereafter for the remainder of the Term; provided however, no such reduction in the Expansion LC Amount shall occur at any time when Tenant has failed to perform any of its obligations under the under the Lease, regardless of whether any applicable notice or cure periods have expired.

9.Effective as of the Expansion Commencement Date, Section 17 of the Basic Lease Information shall be replaced with the following:

2.76 parking access cards/1,000 square feet of Premises Rentable Area, consisting of the following:

177 Unreserved

20 Reserved (Subject to Exhibit F)
10.Section 1.6 (Right of First Refusal) and Section 1.7 (Right of First Offer) of the Lease are hereby deleted.

Initials: BB JA

11. The first two sentences of Section 15.2.2(a) of the Lease are hereby replaced with the following:

Subject to this subsection, Tenant shall have the right (the “Top of Garage Signage Right”) to install an exterior sign of the size and elevation level shown on Exhibit I (the “Top of Garage Signage”). The Top of Garage Signage shall may contain up to 232 square feet, shall face Demonbreun Street and will be located in the “Retail Eyebrow 5” location shown on Exhibit I.

Exhibit I to the Lease is hereby replaced with Exhibit C attached to this Amendment.

12.Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Jones Lang Lasalle (“Tenant’s Brokers”) and Cushman & Wakefield (“Landlord’s Broker”) and that it knows of no other real estate brokers or agents who are or claim to be entitled to a commission in connection with this Lease. Tenant agrees to defend, indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any such broker and/or agent known to Tenant and not so named and claiming to be entitled to a commission by, through or under Tenant. Landlord has agreed to pay the fees of Tenant’s Brokers and Landlord’s Broker strictly in accordance with and subject to the terms and conditions of a separate written commission agreement.

13.This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

14.Except as expressly amended hereby, the Lease shall remain in full force and effect and is hereby ratified and affirmed.

15.This Amendment may be executed in counterparts, each of which shall be deemed one and the same instrument, and which may be exchanged and delivered electronically

Initials: BB JA

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:
1222 DEMONBREUN, LP, a Texas limited partnership
By	/s/ Jamil Alam
Name	Jamil Alam
Title	Executive Vice President

TENANT:
REVANCE THERAPEUTICS, INC., a Delaware corporation
By	/s/ Mark J. Foley
Name	Mark J. Foley
Title	President and Chief Executive Officer

Initials: BB JA DS CW VB

EXHIBIT A

This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to provide such information to the Securities and Exchange Commission upon request.

EXHIBIT B -1

Basic Rent Schedule for Expansion Premises

Rental Period Month	Annual NNN 19th Floor Basic Rent	Annual Increase Per Square Foot of 19th Floor Premises NNN Basic Rent	19th Floor Monthly Basic Rent
1-3	$0.00	N/A	$0.00
4-12	$36.02	$1.08	$91,823.99
13-24	$37.10	$1.11	$94,578.70
25-36	$38.21	$1.15	$97,416.07
37-48	$39.36	$1.18	$100,338.55
49-60	$40.54	$1.22	$103,348.70
61-72	$41.76	$1.25	$106,449.17
73-84	$43.01	$1.29	$109,642.64
85-96	$44.30	$1.33	$112,931.92
97-108	$45.63	$1.37	$116,319.88
109-120	$47.00	$1.41	$119,809.47
121-132	$48.41	$1.45	$123,403.76
133-144	$49.86	$1.50	$127,105.87
145-147	$51.36	$1.54	$130,919.05